Exhibit 4(b)-19

PPL ELECTRIC UTILITIES CORPORATION

(formerly PP&L, Inc. and Pennsylvania Power & Light Company)

TO

BANKERS TRUST COMPANY

(successor to Morgan Guaranty Trust Company of New York,
formerly Guaranty Trust Company of New York)

As Trustee under PPL Electric Utilities Corporation's

Mortgage and Deed of Trust,

Dated as of October 1, 1945

_____________________________

Sixty-ninth Supplemental Indenture

Providing among other things for

Amendments to Mortgage

_____________________________

Dated as of January 1, 2002

Sixty-ninth Supplemental Indenture

SIXTY-NINTH SUPPLEMENTAL INDENTURE, dated as of the 1st day of January, 2002 made and entered into by and between PPL ELECTRIC UTILITIES CORPORATION (formerly PP&L, Inc. and Pennsylvania Power & Light Company), a corporation of the Commonwealth of Pennsylvania, whose address is Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the Company), and BANKERS TRUST COMPANY, a corporation of the State of New York, whose address is 4 Albany Street, New York, New York 10006 (hereinafter sometimes called the Trustee), as Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the Mortgage and, together with any indentures supplemental thereto, hereinafter called the Indenture), which Mortgage was executed and delivered by Pennsylvania Power & Light Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which said Mortgage is hereby made, this instrument (hereinafter called the Sixty-ninth Supplemental Indenture) being supplemental thereto.

WHEREAS, said Mortgage was or is to be recorded in various Counties in the Commonwealth of Pennsylvania, which Counties include or will include all Counties in which this Sixty-ninth Supplemental Indenture is to be recorded; and

WHEREAS, by amendment to its Articles of Incorporation filed in the Office of the Secretary of State of Pennsylvania on September 12, 1997, the Company changed its name to PP&L, Inc.; and

WHEREAS, by an amendment to its Articles of Incorporation filed with the Office of the Secretary of State of Pennsylvania on February 14, 2001, the Company changed its name to PPL Electric Utilities Corporation; and

WHEREAS, an instrument, dated August 5, 1994, was executed by the Company appointing Bankers Trust Company as Trustee in succession to said Morgan Guaranty Trust Company of New York (resigned) under the Indenture, and by Bankers Trust Company accepting said appointment, which instrument was or is to be recorded in various Counties in the Commonwealth of Pennsylvania; and

WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company executed and delivered as supplements to the Mortgage, the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	July 1, 1947
Second Supplemental Indenture	December 1, 1948
Third Supplemental Indenture	February 1, 1950
Fourth Supplemental Indenture	March 1, 1953
Fifth Supplemental Indenture	August 1, 1955
Sixth Supplemental Indenture	December 1, 1961
Seventh Supplemental Indenture	March 1, 1964
Eighth Supplemental Indenture	June 1, 1966
Ninth Supplemental Indenture	November 1, 1967
Tenth Supplemental Indenture	December 1, 1967
Eleventh Supplemental Indenture	January 1, 1969
Twelfth Supplemental Indenture	June 1, 1969
Thirteenth Supplemental Indenture	March 1, 1970
Fourteenth Supplemental Indenture	February 1, 1971
Fifteenth Supplemental Indenture	February 1, 1972
Sixteenth Supplemental Indenture	January 1, 1973
Seventeenth Supplemental Indenture	May 1, 1973
Eighteenth Supplemental Indenture	April 1, 1974
Nineteenth Supplemental Indenture	October 1, 1974
Twentieth Supplemental Indenture	May 1, 1975
Twenty-first Supplemental Indenture	November 1, 1975
Twenty-second Supplemental Indenture	December 1, 1976
Twenty-third Supplemental Indenture	December 1, 1977
Twenty-fourth Supplemental Indenture	April 1, 1979
Twenty-fifth Supplemental Indenture	April 1, 1980
Twenty-sixth Supplemental Indenture	June 1, 1980
Twenty-seventh Supplemental Indenture	June 1, 1980
Twenty-eighth Supplemental Indenture	December 1, 1980
Twenty-ninth Supplemental Indenture	February 1, 1981
Thirtieth Supplemental Indenture	February 1, 1981
Thirty-first Supplemental Indenture	September 1, 1981
Thirty-second Supplemental Indenture	April 1, 1982
Thirty-third Supplemental Indenture	August 1, 1982
Thirty-fourth Supplemental Indenture	October 1, 1982
Thirty-fifth Supplemental Indenture	November 1, 1982
Thirty-sixth Supplemental Indenture	February 1, 1983
Thirty-seventh Supplemental Indenture	November 1, 1983
Thirty-eighth Supplemental Indenture	March 1, 1984
Thirty-ninth Supplemental Indenture	April 1, 1984
Fortieth Supplemental Indenture	August 15, 1984
Forty-first Supplemental Indenture	December 1, 1984
Forty-second Supplemental Indenture	June 15, 1985
Forty-third Supplemental Indenture	October 1, 1985
Forty-fourth Supplemental Indenture	January 1, 1986
Forty-fifth Supplemental Indenture	February 1, 1986
Forty-sixth Supplemental Indenture	April 1, 1986
Forty-seventh Supplemental Indenture	October 1, 1986
Forty-eighth Supplemental Indenture	March 1, 1988
Forty-ninth Supplemental Indenture	June 1, 1988
Fiftieth Supplemental Indenture	January 1, 1989
Fifty-first Supplemental Indenture	October 1, 1989
Fifty-second Supplemental Indenture	July 1, 1991
Fifty-third Supplemental Indenture	May 1, 1992
Fifty-fourth Supplemental Indenture	November 1, 1992
Fifty-fifth Supplemental Indenture	February 1, 1993
Fifty-sixth Supplemental Indenture	April 1, 1993
Fifty-seventh Supplemental Indenture	June 1, 1993
Fifty-eighth Supplemental Indenture	October 1, 1993
Fifty-ninth Supplemental Indenture	February 15, 1994
Sixtieth Supplemental Indenture	March 1, 1994
Sixty-first Supplemental Indenture	March 15, 1994
Sixty-second Supplemental Indenture	September 1, 1994
Sixty-third Supplemental Indenture	October 1, 1994
Sixty-fourth Supplemental Indenture	August 1, 1995
Sixty-fifth Supplemental Indenture	April 1, 1997
Sixty-sixth Supplemental Indenture	May 1, 1998
Sixty-seventh Supplemental Indenture	June 1, 1999
Sixty-eighth Supplemental Indenture	August 1, 2001

which supplemental indentures were or are to be recorded in various Counties in the Commonwealth of Pennsylvania; and

WHEREAS, the Company executed and delivered its Supplemental Indenture, dated July 1, 1954, creating a security interest in certain personal property of the Company, pursuant to the provisions of the Pennsylvania Uniform Commercial Code, as a supplement to the Mortgage, which Supplemental Indenture was filed in the Office of the Secretary of the Commonwealth of Pennsylvania on July 1, 1954, and all subsequent supplemental indentures were or are to be so filed; and

WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3% Series due 1975	$93,000,000	None
2-3/4% Series due 1977	20,000,000	None
3-1/4% Series due 1978	10,000,000	None
2-3/4% Series due 1980	37,000,000	None
3-1/2% Series due 1983	25,000,000	None
3-3/8% Series due 1985	25,000,000	None
4-5/8% Series due 1991	30,000,000	None
4-5/8% Series due 1994	30,000,000	None
5-5/8% Series due 1996	30,000,000	None
6-3/4% Series due 1997	30,000,000	None
6-1/2% Series due 1972	15,000,000	None
7% Series due 1999	40,000,000	None
8-1/8% Series due June 1, 1999	40,000,000	None
9% Series due 2000	50,000,000	None
7-1/4% Series due 2001	60,000,000	None
7-5/8% Series due 2002	75,000,000	None
7-1/2% Series due 2003	80,000,000	None
Pollution Control Series A	28,000,000	None
9-1/4% Series due 2004	80,000,000	None
10-1/8% Series due 1982	100,000,000	None
9-3/4% Series due 2005	125,000,000	None
9-3/4% Series due November 1, 2005	100,000,000	None
8-1/4% Series due 2006	150,000,000	None
8-1/2% Series due 2007	100,000,000	None
9-7/8% Series due 1983-1985	100,000,000	None
15-5/8% Series due 2010	100,000,000	None
11-3/4% Series due 1984	30,000,000	None
Pollution Control Series B	70,000,000	None
Pollution Control Series C	20,000,000	None
14% Series due December 1, 1990	125,000,000	None
15% Series due 1984-1986	50,000,000	None
14-3/4% Series A due 1986	30,000,000	None
14-3/4% Series B due 1986	20,000,000	None
16-1/2% Series due 1987-1991	52,000,000	None
16-1/8% Series due 1992	100,000,000	None
16-1/2% Series due 1986-1990	92,500,000	None
13-1/4% Series due 2012	100,000,000	None
Pollution Control Series D	70,000,000	None
12-1/8% Series due 1989-1993	50,000,000	None
13-1/8% Series due 2013	125,000,000	None
Pollution Control Series E	37,750,000	None
13-1/2% Series due 1994	125,000,000	None
Pollution Control Series F	115,500,000	None
12-3/4% Series due 2014	125,000,000	None
Pollution Control Series G	55,000,000	None
12% Series due 2015	125,000,000	None
10-7/8% Series due 2016	125,000,000	None
9-5/8% Series due 1996	125,000,000	None
9% Series due 2016	125,000,000	None
9-1/2% Series due 2016	125,000,000	None
9-1/4% Series due 1998	125,000,000	None
9-5/8% Series due 1998	125,000,000	None
10% Series due 2019	125,000,000	None
9-1/4% Series due 2019	250,000,000	None
9-3/8% Series due 2021	150,000,000	None
7-3/4% Series due 2002	150,000,000	$28,388,000
8-1/2% Series due 2022	150,000,000	10,911,000
Pollution Control Series H	90,000,000	90,000,000
6-7/8% Series due 2003	100,000,000	18,768,000
7-7/8% Series due 2023	200,000,000	46,213,000
5-1/2% Series due 1998	150,000,000	None
6-1/2% Series due 2005	125,000,000	110,000,000
6% Series due 2000	125,000,000	None
6-3/4% Series due 2023	150,000,000	19,497,000
Pollution Control Series I	53,250,000	53,250,000
6.55% Series due 2006	150,000,000	146,000,000
7.30% Series due 2024	150,000,000	5,805,000
6-7/8% Series due 2004	150,000,000	24,767,000
7-3/8% Series due 2014	100,000,000	10,290,000
Pollution Control Series J	115,500,000	115,500,000
7.70% Series due 2009	200,000,000	325,000
Pollution Control Series K	55,000,000	55,000,000
Short-Term Series A	800,000,000	None
6 1/8% REset Put Securities Series due 2006	200,000,000	None
Short-Term Series B	200,000,000	None
5 7/8% Series due August 15, 2007	300,000,000	300,000,000
6 1/4% Series due August 15, 2009	500,000,000	500,000,000

which bonds are also sometimes called bonds of the First through Seventy-seventh Series, respectively; and

WHEREAS, Sections 113 and 116 of the Indenture (as amended by the Sixty-eighth Supplemental Indenture) provide that any modification or alteration of the Indenture may be made if (a) the Trustee shall receive the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing) of the holders of a majority or more in principal amount of the bonds Outstanding under the Indenture in lieu of the holding of a meeting pursuant to Article XIX of the Indenture and in lieu of all action at such a meeting and with the same force and affect as a resolution duly adopted in accordance with the provisions of Section 113 of the Indenture and (b) such modification or alteration shall be approved by Resolution of the Board of Directors of the Company, as specified in Section 114, subject to the exceptions provided in Sections 71, 80 and 113 of the Indenture;

WHEREAS, Section 115 of the Indenture provides that instruments supplemental to the Indenture embodying any such modification or alteration may be executed and delivered by the Trustee and the Company;

WHEREAS, the Company now desires to make certain modifications or alterations of the Indenture with the consent of the holders of a majority or more in principal amount of the bonds Outstanding;

WHEREAS, the execution and delivery by the Company of this Sixty-ninth Supplemental Indenture have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors; and

WHEREAS, the holder of a majority or more in principal amount of the bonds Outstanding under the Indenture, has consented in writing to the modifications or alterations set forth in this Sixty-ninth Supplemental Indenture.

The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Indenture, as follows:

ARTICLE I

Amendments

SECTION 1.  New Definitions. Section 2 of the Indenture is hereby amended to add the following paragraphs at the end of Section 2:

The term "corporation" shall mean "corporation, limited liability company, partnership, or trust or other legal entity."

The term "corporate existence" shall mean existence as a legal entity and shall not be interpreted to prevent the Company from changing from one form of legal entity to another.

The term "stockholder" shall mean a holder of any common stock or similar equity security of the Company, a comparable member of the Company if it is a limited liability company, or the owner of comparable equity interests in the Company if the Company becomes another type of legal entity.

The term "Authorized Officer" means the Chairman of the Board, the President, any Vice President or the Treasurer of the Company, or any other person duly authorized pursuant to a Board Resolution to act in respect of matters relating to this Indenture.

The term "2001 Indenture" shall mean the Indenture dated as of August 1, 2001 between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank) as trustee, as amended and supplemented.

The term "2001 Trustee" shall mean JPMorgan Chase Bank (formerly The Chase Manhattan Bank) as trustee under the 2001 Indenture.

SECTION 2.  Officer's Certificate. The definition of the term "Officers' Certificate" in Section 2 of the Indenture is hereby amended to read as follows:

The term "Officer's Certificate" means a certificate signed by an Authorized Officer of the Company and delivered to the Trustee.

The term "Officers' Certificate" is hereby changed to Officer's Certificate wherever it appears in the Indenture.

SECTION 3.  Dividend Covenant. Section 39(III) of the Indenture is hereby deleted.

SECTION 4.  Release Provision. Subdivisions (1) and (2) of the first paragraph of Section 59 are hereby amended to read as follows:

(1) a written order or request signed in the name of the Company by an Authorized Officer requesting the release of such property and transmitting therewith a form of instrument or instruments to effect such release;

(2) an Officer's Certificate describing the property to be released and stating that the Company is not in default in the payment of the interest on any bonds then Outstanding hereunder and that none of the Defaults defined in Section 65 hereof has occurred and is continuing;

The text of clause (a) of subdivision (3) of the first paragraph of Section 59 of the Indenture is hereby deleted.

SECTION 5.  Insurance Provision. The first sentence of Section 37 of the Indenture is hereby amended to read as follows: "That it will keep or cause to be kept all the property subject to the Lien hereof insured against fire to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, any loss, except as to materials and supplies and except at to any particular loss less than the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the sum of (1) the principal amount of Securities Outstanding (as defined in the 2001 Indenture) on the date of such particular loss and (2) the principal amount of Class A Bonds Outstanding (as defined in the 2001 Indenture) on the date of such particular loss, other than Class A Bonds (as defined in the 2001 Indenture) delivered to and held by the 2001 Trustee under the 2001 Indenture, to be made able to the Trustee as the interest of the Trustee may appear, or to the trustee or other holder of any mortgage or other lien constituting a Qualified Lien or a lien prior hereto upon the property subject to the Lien hereof, if the terms thereof require losses so to be made payable; or that it will, in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or on which properties an equal primary fire insurance rate has been set by reputable insurance companies, and that if it shall adopt such other method or plan, it will, except as to materials and supplies and except at to any particular loss less than the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the sum of (1) the principal amount of Securities Outstanding under the 2001 In denture on the date of such particular loss and (2) the principal amount of Class A Bonds Outstanding on the date of such particular loss, other than Class A Bonds delivered to and held by the 2001 Trustee under the 2001 Indenture, pay to the Trustee on account of any loss sustained by reasons of the destruction or damage of such property by fire, an amount of cash equal to such loss less any amounts otherwise paid to the Trustee or to the trustee or other holder of any mortgaged or other lien constituting a Qualified Lien or a lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be paid.

SECTION 6.  Net Earnings Test. Any provision in this Indenture that requires a net earnings test or net earnings certificate as a condition precedent to the issuance or authentication of bonds under the Indenture is hereby deleted, including, but not limited to, the text of Section 27, the text of subdivision (6) of Section 28, and the penultimate paragraph of Section 29.

SECTION 7.  Signatures on Bonds. The first sentence of Section 14 of the Indenture is hereby amended to read as follows:

All bonds authenticated and delivered hereunder shall from time to time, be executed on behalf of the Company by an Authorized Officer, whose signature may be facsimile, and may have the corporate seal of the Company affixed or reproduced thereon attested by its Secretary, any Assistant Secretary or any other Authorized Officer, whose signature may be facsimile.

ARTICLE II.

Miscellaneous Provisions

SECTION 8.  The terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-ninth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

SECTION 9.  Whenever in this Sixty-ninth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-ninth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 10.  The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended by said First through Sixty-eighth Supplemental Indentures, shall apply to and form part of this Sixty-ninth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-ninth Supplemental Indenture.

SECTION 11.  Nothing in this Sixty-ninth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Sixty-ninth Supplemental Indenture or by any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-ninth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.

SECTION 12.  This Sixty-ninth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

PPL ELECTRIC UTILITIES CORPORATION does hereby constitute and appoint JAMES E. ABEL, Treasurer of PPL ELECTRIC UTILITIES CORPORATION, to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Sixty-ninth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and BANKERS TRUST COMPANY does hereby constitute and appoint Susan Johnson, a Vice President of BANKERS TRUST COMPANY, to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Sixty-ninth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

IN WITNESS WHEREOF, PPL ELECTRIC UTILITIES CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President, one of its Vice Presidents or its Treasurer, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, in the City of Allentown, Pennsylvania, and BANKERS TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Principals, Vice Presidents, Trust Officers or Associates, and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, Trust Officers or Associates, in The City of New York, as of the day and year first above written.

PPL ELECTRIC UTILITIES CORPORATION

By:
    Name:James E. Abel
    Title:Treasurer

Attest:

Assistant Secretary

BANKERS TRUST COMPANY

By:
Name:Susan Johnson
Title:Vice President

Attest:

COMMONWEALTH OF PENNSYLVANIA)

                                                                         ) ss.:

COUNTY OF LEHIGH                                 )

On this 16th day of January, 2002, before me, a notary public, the undersigned officer, personally appeared JAMES E. ABEL, who acknowledged himself to be the Treasurer of PPL ELECTRIC UTILITIES CORPORATION., a corporation and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

Notary Public

STATE OF NEW JERSEY      )

                                                    ) ss.:

COUNTY OF UNION               )

On this 28th day of January, 2002, before me, a notary public, the undersigned officer, personally appeared SUSAN JOHNSON, who acknowledged herself to be a Vice President of BANKERS TRUST COMPANY, a corporation and that she, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

Notary Public

Bankers Trust Company hereby certifies that its precise name and address as Trustee hereunder are:

Bankers Trust Company
4 Albany Street
New York, New York 10006

BANKERS TRUST COMPANY

By:
Name:Susan Johnson
Title:Vice President